August 4, 2015

FX Energy, Inc.
3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106

Re:           Registration Statement on Form S-3
♦	Common Stock, par value $0.001
♦	Preferred Stock, par value $0.001
♦	Warrants
♦	Senior Debt Securities
♦	Subordinated Debt Securities

Ladies and Gentlemen:

We have acted as counsel for FX Energy, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Securities Act”), on a Registration Statement on Form S-3 (the “Registration Statement”) of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act of the following securities for an aggregate initial offering price not to exceed $200,000,000:  (i) shares of common stock, par value $0.001, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.001, of the Company (“Preferred Stock”); (iii) warrants to purchase Senior Debt Securities (as hereinafter defined), Subordinated Debt Securities (as hereinafter defined), Preferred Stock, or Common Stock (the “Warrants”); (iv) senior debt securities (“Senior Debt Securities”); and (v) subordinated debt securities (“Subordinated Debt Securities” and, together with the Common Stock, Preferred Stock, Warrants, and Senior Debt Securities, the “Securities”).

For purposes of rendering the opinions contained in this letter, we have reviewed those agreements, records, and documents as we have deemed relevant in order to render the opinions set forth herein, including the articles of incorporation and the bylaws of the Company in effect as of the date hereof and the Indenture in the form of Exhibits 4.07 and 4.08 to the Registration Statement to be executed by the Company and the trustee (the “Indenture”), pursuant to which debt securities may be issued.

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon certificates from officers of the Company and upon certificates of public officials.

In rendering the following opinions, we have assumed: (a) all information contained in all documents reviewed by us is true and correct; (b) the genuineness of all signatures on all documents reviewed by us; (c) the authenticity and completeness of all documents submitted to us as originals; (d) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; (e) each natural person signing any document reviewed by us had the legal capacity to do so; and (f) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

KRUSE LANDA MAYCOCK & RICKS, LLC

FX Energy, Inc.
August 4, 2015

___________________________________

Based on the foregoing, and subject to the assumptions, exceptions, and qualifications stated below, we are of the opinion that:

1.           With respect to shares of Common Stock, when: (a) the Company’s Board of Directors (the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered or such shares have been duly issued and delivered in certificateless form either: (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein; or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing that security providing for the conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be duly authorized and validly issued, and the Common Stock will be fully paid and nonassessable.

2.           With respect to shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a designation of rights, privileges, and preferences relating to such Preferred Stock (a “Designation”) and the filing of the Designation with the Nevada Secretary of State; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered or such shares have been duly issued and delivered in certificateless form either: (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion or exercise of any other security, in accordance with the terms of such security or the instrument governing that security providing for the conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

3.           With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the creation, issuance, and terms of the Warrants, the terms of the offering thereof, and related matters; (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered or such Warrants have been duly issued and delivered in certificateless form in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and binding obligations of the Company.

4.           With respect to Senior Debt Securities to be issued under the applicable Indenture, when: (a) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee; (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939; (c) the Board has taken all necessary corporate action to approve the issuance and terms of such Senior Debt Securities, the terms of the offering thereof, and related matters; and (d) such Senior Debt Securities have been duly executed, authenticated, issued, and delivered or such securities have been delivered in certificateless form in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Senior Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

KRUSE LANDA MAYCOCK & RICKS, LLC

FX Energy, Inc.
August 4, 2015

___________________________________

5.           With respect to Subordinated Debt Securities to be issued under the applicable Indenture, when: (a) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee; (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939; (c) the Board has taken all necessary corporate action to approve the issuance and terms of such Subordinated Debt Securities, the terms of the offering thereof, and related matters; and (d) such Subordinated Debt Securities have been duly executed, authenticated, issued, and delivered or such securities have been delivered in certificateless form in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subordinated Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

____________________

The opinions expressed above are subject in all respects to the following assumptions, exceptions, and qualifications:

A.           We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any security being offered or issued will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

B.           In rendering the opinions in paragraphs 4 and 5, we have assumed that the trustee is, or at the time the Indenture is signed will be, qualified to act as trustee under the Indenture and that the trustee has or will have duly executed and delivered the Indenture.

C.           The enforceability of the Indenture and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Principles of equity include concepts of materiality, reasonableness, good faith, and fair dealing and also the possible unavailability of specific performance or injunctive relief.

KRUSE LANDA MAYCOCK & RICKS, LLC

FX Energy, Inc.
August 4, 2015

___________________________________

D.           We express no opinion respecting: (i) the enforceability of provisions in the Indenture, any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of, or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws; or (iii) the enforceability of Sections 2.18, 11.07 and 14.11 of the Indenture.

E.           We note that the Indenture by its terms currently provides that it will be governed by the laws of the state of Utah. We acknowledge that the terms of any Indenture or Warrant, when ultimately determined, may be governed by the laws of a jurisdiction other than the state of Utah or other than the domestic and foreign corporation laws of the state of Nevada. We express no opinion with respect to the laws of such other jurisdictions in rendering these opinions. We understand that the Company will obtain and file all necessary legal opinions when the jurisdiction applicable to the warrant is determined.

F.           The opinions expressed in this letter are limited to the laws of the state of Utah, the domestic and foreign corporation laws of the state of Nevada, and the federal laws of the United States of America.

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We consent to the filing of this opinion of counsel as Exhibit 5.01 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Opinions” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is rendered on the date hereof, and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Sincerely, /s/ Kruse Landa Maycock & Ricks, LLC KRUSE, LANDA MAYCOCK & RICKS, LLC

KLMR/KCT/vs